UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2017 (December 28, 2016)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1501 Broadway, Suite 801
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 28, 2016, Tremor Video, Inc., or the Company, and Silicon Valley Bank, or the Lender, entered into that certain Seventh Loan Modification Agreement, or the 7th Amendment, amending that certain Loan and Security Agreement dated as of June 7, 2007, as amended, or the Loan Agreement.  The Loan Agreement has previously been filed with the Securities and Exchange Commission, or the Commission, (i) as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Commission on May 23, 2013 (with respect to the original agreement and the First through Fifth Loan Modification Agreements) and (ii) as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 24, 2014 (with respect to the Sixth Loan Modification Agreement).

To allow time for the parties to finalize an amended and restated credit facility, the 7th Amendment extends the maturity date of the Loan Agreement to January 29, 2017, and does not otherwise modify the terms of the Loan Agreement.

The foregoing is a summary description of certain terms of the 7th Amendment, is not complete and is qualified in its entirety by reference to the text of the 7th Amendment, which is filed herewith as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03.                                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 hereby is incorporated into this Item 2.03 by reference.

Item 9.01.                                     Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

10.1 Seventh Loan Modification Agreement, dated December 28, 2016, by and between Silicon Valley Bank and Tremor Video, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: January 3, 2017	By:	/S/ AARON SALTZ
Aaron Saltz
General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Seventh Loan Modification Agreement, dated December 28, 2016, by and between Silicon Valley Bank and Tremor Video, Inc.